Exhibit 24.1

STRATEGIC STORAGE TRUST VI, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STORAGE TRUST VI, INC. (the “Company”) hereby constitute and appoint H. Michael Schwartz, Matt F. Lopez, and Nicholas M. Look, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-3 to be filed with the U.S. Securities and Exchange Commission, to sign any and all amendments, including any pre- or post-effective amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of July 18, 2025, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	July 18, 2025

/s/ Matt F. Lopez Matt F. Lopez	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 18, 2025

/s/ Stephen G. Muzzy Stephen G. Muzzy	Independent Director	July 18, 2025

/s/ Alexander S. Vellandi Alexander S. Vellandi	Independent Director	July 18, 2025